OCC ACCUMULATION TRUST

	Report of Inspectors

To the Secretary of the Special Meeting of Shareholders of OCC ACCUMULATION TRUST:

	We, the Inspectors, appointed to act at the Special Meeting of Shareholders of the OCC Accumulation Trust (the "Trust"), held at the offices of Oppenheimer & Co., 40th Floor, One World Financial Center, New York, New York on October 14, 1997 at 2:30 a.m., New York Time, do hereby certify that:

PART I:

	QUORUM - EQUITY  PORTFOLIO

	1.	The total number of votes eligible to be cast at said
Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 825,197 for the Equity Portfolio of the Trust.

	2.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 825,197 votes for the Equity Portfolio of the Trust.

	3.	There being present at said Meeting, either in person or
by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Equity Portfolio of the Trust, a quorum is present for the transaction of business for the Equity
Portfolio of the Trust.

	QUORUM - GLOBAL EQUITY  PORTFOLIO

	4.	The total number of votes eligible to be cast at said
Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 1,689,333 for the Global Equity Portfolio of the Trust.

	5.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 1,689,333 votes for the Global Equity Portfolio of the Trust.

	6.	There being present at said Meeting, either in person or
by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Global Equity Portfolio of the Trust, a quorum is present for the transaction of business for the Global
Equity Portfolio of the Trust.

	QUORUM - MANAGED PORTFOLIO

	7.	The total number of votes eligible to be cast at said
Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 7,722,267 for the Managed Portfolio of the Trust.

	8.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 7,722,267 votes for the Managed Portfolio of the Trust.

	9.	There being present at said Meeting, either in person
or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Managed Portfolio of the Trust, a quorum is present for the transaction of business for the Managed Portfolio of the Trust.

	QUORUM - SMALL CAP PORTFOLIO

	10.	The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 2,663,149 for the Small Cap Portfolio of the Trust.

	11.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 2,663,149 votes for the Small Cap Portfolio of the Trust.

	12.	There being present at said Meeting, either in person or
by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Small Cap Portfolio of the Trust, a quorum is present for the transaction of business for the Small Cap Portfolio of the Trust.

	QUORUM - U.S. GOVERNMENT INCOME PORTFOLIO

	13.	The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 648,709 for the U.S. Government Income Portfolio of the Trust.

	14.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 648,709 votes for the U.S. Government Income Portfolio of the Trust.



	15.	There being present at said Meeting, either in person or
by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the U.S. Government Income Portfolio of the Trust, a quorum is present for the transaction of business for the U.S. Government Income Portfolio of the Trust.

	QUORUM - MONEY MARKET PORTFOLIO

	16.	The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Trust's Board of Trustees for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 4,520,350 for the Money Market Portfolio of the Trust.

	17.	There are present at said Meeting, in person or by proxy,
persons entitled to cast 4,520,350 votes for the Money Market Portfolio of the Trust.

	18.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Money Market Portfolio of the Trust, a quorum is present for the transaction of business for the Money Market Portfolio of the Trust.


PART II:

	19.	We received the ballots cast by all persons present, in person or represented by voting instructions, at said Meeting and entitled to vote thereat, with respect to the adoption of the following resolution, and did count and tabulate the votes so cast:

		RESOLVED, that the investment advisory agreement between the Trust and OpCap Advisors is hereby approved.

	20.	The votes cast at said meeting were cast as follows:


For
Against
Abstain
Total Votes
Cast
Shares Not
Voted

Equity Portfolio
811,595
3,675
9,927
825,197
0

Global Equity
Portfolio
1,615,707
845
72,781
1,689,333
0

Managed
Portfolio
7,335,822
74,043
312,402
7,722,267
0

Small Cap
Portfolio
2,507,304
42,542
113,303
2,663,149
0

U.S.
Government
Income Portfolio
621,880
13,889
12,940
648,709
0

Money Market
Portfolio
4,520,350
0
0
4,520,350
0


	21.	The number of votes cast at the Special Meeting, for the
adoption of said resolution, being more than 50% of the total number of outstanding votes for each Portfolio, said resolution is hereby declared to have been duly adopted and the investment advisory agreement between the Trust and OpCap Advisors is hereby declared to have been duly approved.

IN TESTIMONY WHEREOF, we have hereunto set our hands this __ th day of October, 1997.



									_________________________
							Thomas E. Duggan



									_________________________
							Elliot Weiss
State of 		}
County of 		}:ss

Subscribed and sworn to before
me this ____ th day of October, 1997




_________________________________
Notary Public






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